B Y L A W S

                                       0 F

                           CARBON FIBER PRODUCTS, INC.

                               A UTAH CORPORATION

                                      1993

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                                TABLE OF CONTENTS

ARTICLE 1                  OFFICES
                           Section  1,1     Business Offices.....................       1
                           Section  1,2     Registered Office....................       1

ARTICLE 2                  SHAREHOLDERS
                           Section  2,2     Annual Shareholder Meeting...........       1
                           Section  2,2     Special   Shareholder    Meetings....       1
                           Section  2,3     Place  of   Shareholder   Meetings...       2
                           Section  2,4     Notice  of   Shareholder   Meeting...       2
                           Section  2,5     Fixing of Record Date................       3
                           Section  2,6     Shareholder List.....................       4
                           Section  2,7     Shareholder  Quorum   &   Voting
                                            Requirements.........................       5
                           Section  2,8     Proxies..............................       5
                           Section  2,9     Voting of Shares.....................       6
                           Section  2,10    Corporation's   Acceptance    of
                                            Votes................................       6
                           Section  2,11    Informal Action by Shareholders             8
                           Section  2,12    Waiver of Notice.....................       9
                           Section  2,13    Voting for Directors.................       9
                           Section  2,14    Rights of Shareholders to
                                            Inspect Corporate Records............       9
                           Section  2,15    Furnishing Financial Statements
                                            to a Shareholder.....................      11
                           Section  2,16    Information   Respecting    Shares...      11

ARTICLE 3                  BOARD OF DIRECTORS
                           Section  3,1     General Powers....................         12
                           Section  3,2     Number, Tenure and Qualifications
                                            of   Directors....................         12
                           Section  3,3     Regular Meetings of the Board
                                            of   Directors....................         12
                           Section  3,4     Special Meetings of the Board
                                            of   Directors....................         12
                           Section  3,5     Notice  and  Waiver  of  Notice
                                            of  Special  Director   Meetings..         12
                           Section  3,6     Quorum of Directors...............         13
                           Section  3,7     Manner of Acting..................         13
                           Section  3,8     Director Action Without a
                                            Meeting...........................         14
                           Section  3,9     Resignation of Directors.........          14
                           Section  3,10    Removal of Directors..............         14
                           Section  3,11    Board  of  Director   Vacancies...         15
                           Section  3,12    Director Compensation.............         16
                           Section  3,13    Director Committees...............         16
                           Section  3,14    Director's Rights to Inspect
                                            Corporate Records.................         16

                                        1
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ARTICLE 4                  EXECUTIVE COMMITTEE AND OTHER COMMITTEES
                           Section 4,1      Creation of Committees..............       17
                           Section 4,2      Approval of Committees and
                                            Members ..                                 18

                           Section 4,3      Required Procedures............            18
                           Section 4,4      Authority.........................         18
                           Section 4,5      Authority of Executive Committee ..        18
                           Section 4,6      Compensation.......................        18

ARTICLE 5                  OFFICERS
                           Section 5,1      Officers............................       18
                           Section 5,2      Appointment  and  Term   of   Office       19
                           Section 5,3      Removal of Officers.................       19
                           Section 5,4      The Chairman of the Board...........       19
                           Section 5,5      Chief Executive Officer.............       19
                           Section 5,6      President...........................       20
                           Section 5,7      Vice Presidents.....................       20
                           Section 5,8      Secretary...........................       20
                           Section 5,9      Treasurer...........................       21
                           Section 5,10     Assistant Secretaries and
                                            Assistant Treasurers................       21
                           Section 5,11     Salaries............................       22

ARTICLE 6 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS

                           Section 6,1      Indemnification of Directors..             22
                           Section 6,2      Advance of Expenses for
                                            Directors...........................       23
                           Section 6,3      Indemnification o f Officers,
                                            Employees, Fiduciaries, & Agents..         23
                           Section 6,4      Insurance...........................       23

ARTICLE 7 EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSITS OF CORPORATE FUNDS

                           Section 7,1      Execution of Instruments............       24
                           Section 7,2      Loans...............................       24
                           Section 7,3      Deposits............................       24
                           Section 7,4      Checks, Drafts, Etc.................       24
                           Section 7,5      Bonds and Debentures................       25
                           Section 7,6      Sale, Transfer, Etc., of
                                            Securities..........................       25
                           Section 7,7      Proxies.............................       25

ARTICLE 8                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

                           Section 8,1      Certificates for Shares.............       25
                           Section 8,2      Shares without Certificates.........       26
                           Section 8,3      Registration of Transfer of
                                            Shares..............................       27
                           Section 8,4      Restrictions  on   Transfer   of
                                            Shares Permitted....................       27
                           Section 8,5      Acquisition of Shares...............       28

                                       II
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ARTICLE 9                  DISTRIBUTIONS
                           Section 9,1      Distributions.......................       29

ARTICLE 10                 CORPORATE SEAL
                           Section 10,1     Corporate Seal......................       29

ARTICLE 11                 FISCAL YEAR
                           Section ll,l     Fiscal Year.........................       29

ARTICLE 12                 AMENDMENTS
                           Section 12,1     Amendments..........................       29





                                       III
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                                     BYLAWS
                                       OF
                           CARBON FIBER PRODUCTS, INC.


ARTICLE I                  OFFICES

Section 1,1 Business  Offices
The principal office of Carbon Fiber Products, Inc.(the "Corporation)shall be located at any place either within or outside the State of Utah, as designated in the Corporation's Articles of Incorporation or the Corporation's most recent annual report on file with the Utah Division of Corporations and Commercial Code (the "Division") providing such information. The Corporation may have such other offices, either within or outside the State of Utah as the Board of Directors may designate or as the business of the Corporation may require from time to time. The Corporation shall maintain at its principal office a copy of those records specified in Section 2,14 of Article II of these Bylaws. (16-10a-102(24))*

Section 1,2       Registered Office
The registered office of the Corporation required by the Utah Revised Business Corporation Act shall be located within the State of Utah. The address of the registered office may be changed from time to time. (16-10a-501 and 16-10a-502)


ARTICLE 2         SHAREHOLDERS

Section 2,1 Annual Shareholder Meeting An annual meeting of the shareholders shall be held each year on _____________________, at the hour of 10:00 a.m., or on the date, at the time, and at the place, fixed by the Board of' Directors. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting. (16-10a-701)

Section 2,2       Special Shareholder Meetings
Special meetings of the shareholders may be called, for any purposes described in the notice of the meeting, by the Chairman of the Board of Directors, the President, or by at least two members of the Board of Directors and shall be called by the President at the request of the shareholders) of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting. (16-10a-702)

         Citations in parentheses are to Utah Code Annotated. These citations are for reference only and shall only and shall not constitute a part of these bylaws.
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Section 2,3          Place of Shareholder Meetings
The Board of Directors may designate any place, either within or outside the State of Utah, as the place for any annual meeting of the shareholders. The chairman of the Board of Directors, the President, the Board of Directors or shareholder(s) authorized by these Bylaws to request a meeting, as the case my be, may designate any place, wither within or outside the State of Utah, as the place for any special meeting of the shareholders called by such person or group. If no designation is made regarding the place of the meeting, the meeting shall be held at the principal office of the Corporation. (16-10a-701(2) and 16-10a-701(3))

Section 2,4   Notice of Shareholder Meeting
     (a) Required Notice Written notice stating 'the place, day, and hour of any annual or special shareholder meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, be or at the direction of the person or group calling the meeting, to each shareholder of record entitled to vote at such meeting, and to any other shareholder entitled by the Utah Revised Business Corporation Act or the Corporation's Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective when mailed.

     (b) Notice Not Required Notice shall not be required to be given to any Shareholder to whom:

                  (1) A notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting during the period between the two consecutive annual meetings, have been mailed, addressed to the shareholder at the shareholder's address as shown on the records of the Corporation, and have been returned undeliverable; or

                  (2) At least two payments, if sent by first class mail, of dividends or interest on securities during a twelve month period, have been mailed, addressed to the shareholder at the shareholder's address as shown on the records of the Corporation, and have been returned undeliverable.

If a shareholder to whom notice is not required to be given delivers to the Corporation a written notice setting forth the shareholder's current address, or if another address for the shareholder is otherwise made known to the Corporation, the requirement that notice be given to the shareholder is reinstated.
(16-10a-103 and 16-10a-705)

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     (c)  Adjourned  Meeting  If  any  shareholder  meeting  is  adjourned  to a different date, time, or place, notice need not he given of the new date, time or place, if the new date, time , or place is announced at the meeting before adjournment. However,if the adjournment is for more than (30) days, or if after the adjournment a new record date for the adjournment meeting is or must be fixed (see Section 2,5 of these Bylaws), then notice must be given pursuant to the requirements of paragraph (a) of this section 2,4 to shareholders of record who are entitled to vote at the meeting. (16-10-705(4))

     (d) Contents of Notice Notice of any special meeting of the shareholders shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2,4(d), in the Articles of Incorporation, or in the Utah Revised Business Corporation Act, notice of an annual meeting of the shareholders need not include a description of the purpose or purposes for which the meeting is called. (16-10-705(2)(3))

     (e) Waiver of Notice of Meeting Any shareholder may waive notice of a meeting by a written signed by the shareholder which is delivered to the Corporation (either before or after the date and time stated in the notice as the date or time when any action will occur or has occurred) for inclusion in the minutes or filing with the Corporation's records. (16-10a-706)

     (f) Effect of Attendance at Meeting A shareholder's attendance at a meeting:

                  (1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                  (2) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. (16-10a-706)

Section 2,5       Fixing of Record Date
For the purpose of determining the shareholders of any voting group entitled to notice of or to vote at any meeting of the shareholders, or the shareholders entitled to take action without a meeting or to demand a special meeting, or the shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of the shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of the shareholders, is to be taken. If no record date is so fixed by the Board of Director, the record date shall be at the close of business on the following dates:

                                        3
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     (a) Annual and Special  Meetings  With respect to an annual  meeting of the shareholders or any special meeting of the shareholders called by the chairman of the Board of Directors or the shareholder(s) authorized by these bylaws to request a meeting, the day before the first notice is delivered to shareholders. (16-10a-707(2))

     (b) Meeting Demanded by Shareholders With respect to a special shareholder meeting demanded by the shareholders, the earliest date of any of the demands pursuant to which the meeting is called, or sixty (60) days prior to the date the first of the written demands is received by the Corporation, whichever is later.
(16-101-704(6))

     (c) Action Without a Meeting With respect to actions taken in writing without a meeting (pursuant to Section 2,11 of these Bylaws), the date the first shareholder delivers to the Corporation a signed written consent upon which the action is taken. (16-10a-704(6))

     (d) Distributions With respect to a distribution to the shareholders (other than one involving a repurchase or reacquisition of shares), on the date the Board of Directors authorized the distribution. (16-10a-601(2))

     (e) Share Dividend With respect to the payment of a share dividend, on the date the Board of Directors authorizes the shares dividend.

When a determination of the shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. (16-10a-707)

Section 2,6 Shareholder List The secretary shall make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order within each class or series, with the address of and the of shares held by each. If voting groups exist (see Section 2,7 of these Bylaws), the list must be arranged by voting group, and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting and any adjournments. The list shall be available at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting is to be held.

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

A shareholder, his agent, or attorney is entitled on written demand to inspect and , subject to the requirements of Section 2, 14 of these Bylaws, to inspect and copy the list during regular business hours and during the period it is available for inspection. The Corporation shall maintain the shareholder list in written form or in another form capable of conversation into written form within a reasonable time. (16-10A-720)


Section 2,7                Shareholders Quorum and Voting Requirements

     (a) Quorum Unless the Articles of Incorporation of the Corporation of the Utah Revised Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. (16-10a-725(l))

     (b) Single Voting Group If the Articles of Incorporation of the Utah Revised Business Corporation Act provide for voting by single voting group on a matter, action on that matter is taken when voted upon that voting group. (16-10a-726(l))

     (c) Voting Groups Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. ( 1 6 - l0a-725(l)) If the Articles of Incorporation or the Utah Revised Business Corporation Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted. (16-10a-726(2))

     (d) Effect of Representation Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. (16-10a-725(2))

     (e) Approval of Actions If a quorum exists, action on a matter (other than election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders pursuant to the Utah Revised Business Corporation Act, or the Utah Revised Business Corporation Act require a greater number of affirmative votes. (16-10a-725(3))

Section 2,8 Proxies At all meetings of the shareholders, a shareholder may vote in person or by a proxy executed in any lawful manner. Such proxy shall be filed with the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. (16-10a-722)

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Section 2,9      Voting of Shares

     (a) Votes per Share Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote, upon each matter submitted to a vote at a meeting of shareholders. (16-10a-721(l))

     (b) Restriction on Shares Held by Controlled Corporation Except as provided by specific court order, no shares of the Corporation held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting of the Corporation or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. However, the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity is not hereby limited. (16-10a-721(2),(3))

     (c) Redeemable Shares Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares. (16-10a-721(4)

Section 2,10     Corporation's Acceptance of Votes

     (a) Corresponding Name If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder. (16-10a-724(l))

     (b) Name does not Correspond If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder if:

                  (1) the shareholder is an entity as defined in the Utah Revised Business Corporation Act and the name signed purports to be that of an officer or agent of the entity;

                  (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                  (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                  (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, of the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                  (5) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purpose to be the name of at least one of the cotenants or fiduciaries and the person signing appears to be acting on behalf of all the cotenants or fiduciaries; or

                  (6) the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is other-wise proper under rules established by the Corporation that are not inconsistent with the provisions of this Section 2,10. (16-10a-724(2))

     (c) Shares owned by Two or More Persons If shares of the Corporation are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary is given written notice to the contrary and furnished with a copy of the instrument creating the relationship, their acts with respect to voting shall have the following effect:

                  (1)      If only one votes, the act binds all;

                  (2) if more than one vote, the act of the majority so voting binds all;

                  (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately; and

                  (4) if the instrument so filed or the registration of the shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of this Section 2,10 shall be a majority or even split in interest. (16-10a-724(3))

     (d) Rejection The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. (16-10a-724(4))

     (e) No Liability The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this Section 2,10 are not liable in damages to the shareholder for the consequences of the acceptance or rejection. (16-10a-724(5))

Section 2,11    Informal Action by Shareholders

     (a) Written Consent Unless otherwise provided in the Articles of Incorporation, an action which may he taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. (16-10a-704(l))

     (b) Notice Requirements Unless written consents of all shareholders entitled to vote have been obtained, the Corporation shall give notice of any shareholder approval without a meeting at least ten (10) days before the consummation of the action authorized by the approval to;

                  (1) those shareholders entitled to vote who have not consented in writing; and

                  (2) those shareholders not entitled to vote and to whom the Utah Revised Business Corporation act requires notice be given.

Such notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. (16-10a-794(2))

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

     (c) Revocation Any shareholder giving a written consent, or the shareholders' proxyholder, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholder, may revoke the consent by a signed writing described the action and stating that the shareholder's prior consent is revoked, if the writing is received by the, Corporation prior to the effectiveness of the action. (16-10a-7O4(3))

     (d) Effective Date Action taken pursuant to this Section 2,11 is not effective unless all written consents on which the Corporation relies for the taking of action are received by the Corporation within a sixty (60) day period and are not revoked. Action thus taken is effective as of the date the last written consent necessary to effect the action is received by the Corporation, unless all the written consents necessary to effect the action specify a later date as the effective date of action. If the Corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consent as the effective date of the action. The writing may be received by the Corporation by electronically transmitted facsimile or other form of communication providing the Corporation with a complete copy thereof, including a copy of the signature. (16-10a-704(4))

     (e) Election of Directors Notwithstanding Subsection (a) of this Section 2,11, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. (16-10a-704(5))

     (f) Effect of Action Without a Meeting Action taken under this Section 2,11 has the same effect as action taken at a meeting of shareholders and may be so described in any document.
(16-10a-704(7))

Section 2,12 Waiver of Notice A shareholder may waive any notice required by the Utah Revised Business Corporation Act, the Corporation's Article of Incorporation or these Bylaws. Such a waiver may be made before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. Such a waiver must be in a writing signed by the shareholder and must be delivered to the Corporation for inclusion in the minutes of a meeting of the shareholders or in the Corporation's records. (16-10a-706(l))

Section 2,13 Voting for Directors At each election, of directors, unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, every shareholder entitled to vote at the election has the right to vote, in person or by proxy, all of the votes to which the shareholder's shares are entitled for as many persons as there are directors to be election and for whose election the shareholder has the right to vote.

Unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, directors are elected by a plurality of the votes cast by the shares entitled to be voted in the election, at a meeting at which a quorum is present.
(16-10a-728)

Section 2,l4     Rights of Shareholders to Inspect Corporate Records

     (a) Minutes and Accounting Records The Corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by its shareholders or Board of Directors without a meeting, a record of all actions taken on behalf of the Corporation by a committee of the Board of Directors in place of the Board of Directors, and a record of all waivers of notices of meetings of its shareholders, meetings of the Board of Directors, or any meeting of committees of the Board of Directors. The Corporation shall maintain appropriate accounting records. (16-10a-1601(l)(2))

     (b) Absolute Inspection Rights If a shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy, a shareholder (or the shareholder's agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

                  (1) The Corporation's Articles of Incorporation currently in effect;

                  (2)      the Corporation's Bylaws currently in effect;

                  (3) the minutes of all shareholders,' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

                  (4) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

                  (5) a list of the names and business addresses of the Corporation's current officers and directors;

                  (6) the Corporation's most recent annual report delivered to the Division; and

                  (7) all financial statements prepared for periods ending during the last three years that a shareholder could request pursuant to Section 16-10a-1605 of the Utah Revised Business Corporation Act. (16-10a-1601(5) and 16-10a-1602(l))

                  (c) Conditional Inspection Rights If a shareholder gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the shareholder wishes to inspect and copy, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purpose, the shareholder (or the shareholder's agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

                           (1)      Excerpts from:

                           (i) Minutesof any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting on behalf of the Corporation in place of the Board of Directors;

                           (ii)     minutes of any meeting of the shareholders;

                           (iii) records of action taken by the shareholders with a meeting; and

                           (iv) waivers of notices of any meeting of theshareholders, of any meeting of the Board of Directors, or of any meeting of a committee of the
                                    Board of Directors;

                           (2)      accounting records of the Corporation; and

                           (3) the record of the Corporation's shareholders referred to in Section 16-10a-1601(3) of the Utah Revised Business Corporation Act. (16-10a-1602(2))

                  (d) Copy Costs The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge may- not exceed the estimated cost of production or reproduction of the records. (16-10a-1603)

              (e)  Shareholder  Includes  Beneficial  Owner For purposes of this
Section 2,14, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust and any other beneficial owner who establishes beneficial ownership.
(16-10a-1602(4)(b))

Section 2,15 Furnishing Financial Statements to a Shareholder Upon the written request of any shareholder, the Corporation shall mail to the shareholder its most recent annual or quarterly financial statements showing in reasonable
detail  its  assets  and   liabilities   and  the  results  of  its  operations.
(16-10a-1605)

Section 2,16 Information Respecting Shares Upon the written request of any shareholder, the Corporation, at its own expense, shall mail to the shareholder information respecting the designations, preferences, limitations, and relative rights applicable to each class of shares, the variations determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series. The Corporation may comply by mailing the shareholder a copy of its Articles of Incorporation containing such information. (16-10a-1606)

                          ARTICLE 3 BOARD OF DIRECTORS

Section 3,1         General Powers
All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in any agreement authorized in Section 16-10a-732 of the Utah Revised Business Corporation Act. (16-10a-801)

Section 3,2    Number, Tenure and Qualifications of Directors

     (a) Number The number of directors of the Corporation shall be not less than three (3) not more than nine (9). See 16- lOa-803(l) for the number of required directors. The number of directors may be fixed or changed within the range specified in this Section 3,2 by the shareholders or the Board of Directors, but no decrease may shorten the term of any incumbent director. (16-lOa-803(l),(2))

     (b) Tenure Each director shall hold office until the next annual meeting of shareholders or until removed. However, if a director's term expires, the director shall continue to serve until the director's successor shall have been elected and qualified, or until there is a decrease in the number of directors. 16-10a-805)

     (c) Qualifications      Directors need not be residents of
the State of Utah or shareholders of the Corporation unless the
Articles of Incorporation so prescribe.            (16-10a-802)

Section 3,3 Meetings of the Board of Directors A regular meeting, of the Board of Directors shall be held without other notice than provided by this Section 3,3 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3,4 Special Meetings of the Board of Directors Special meeting of the Board of Directors may be called by or at the request of the president, any two
(2) vice presidents or any two (2) directors, who may fix any place, either within or outside the State of Utah, as the place for holding the meeting.

Section 3,5       Notice and Waiver of Notice of Special Director Meetings

          (a) Notice Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two (2) days notice, either orally or in writing, of the date, time, and place of the meeting. Written notice may be delivered by hand delivery, mail, telegram,, facsimile or telex. (16-10a-822(2))

          (b) Effective Date Oral notice of any meeting of the Board of Directors shall be deemed to be effective when received. Written notice of any meeting of the Board of Directors shall be deemed to be effective: (1) if hand delivered, when received by the director; (2) if mailed, when deposited in the mail, addressed to the director at his business address, with postage thereon prepaid; (3)if given by telegram, when the telegram is delivered to the telegraph company, (4) if by facsimile or telex, when the facsimile or telex is sent to the director.

     (c) Waiver of Notice A director may waive notice of any meeting. Except as provided in this Section 3,5, the waiver must be in writing and signed by the director entitled to the notice. The waiver shall be delivered to the Corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness. (16-10a-823(l))

     (d) Effect of Attendance The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. (16-10a-823(2))

Section 3,6     Quorum of Directors
A majority of the number of directors prescribed by resolution (or if no number is prescribed, the number in office immediately before the meeting begins) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation require a greater number. (16-10a-824(l))

Section 3,7                Manner of Acting

         (a) Acting by Majority If a quorum is present when a vote is taken, the affirmative vote of a majority of directors is present is the act of the Board of Directors, unless the Corporation's Articles of Incorporation or the Utah Revised Business Corporation Act require the vote of a greater number of directors. The Chairman of the Board shall vote only if needed to break a tie among the other directors. (16-10a-824(3))

      (b) Telephonic Meetings Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting my this means is deemed to be present in person at the meeting.
(16-10a-820(2))

      (c) Effect of Presence at Meeting A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have assented to the action taken, unless:

                  (1)      The director objects at the beginning of the meeting,
                           or   promptly   upon   arrival,   to  holding  it  or
                           transacting business at the meeting;

                  (2) the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting; or

                  (3) the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment of the meeting. (16-10a-824(4))

     (d) Right of Dissent or Abstention The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken. (16-10a-824(5))

Section 3,8 Director Action Without a Meeting Unless the Articles of Incorporation or the Utah Revised Business Corporation Act provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to the action in writing. Action taken under this Section 3,8 at the time the last director signs a writing describing the action taken, unless, prior to that time, any director and received by the secretary.

Action under this Section 3,8 is effective when the last director signs the consent, unless the Board of Directors establishes a different effective date. Action taken under this Section 3,8 has the same effect as action taken at a meeting of directors an may be described as such in any document. (16-10a-821)

Section 3,9 Resignation of Directors A director may resign at any time by giving a written notice of resignation to the Corporation. A resignation of a director is effective when the notice is received by the Corporation unless the notice specifies a later effective date. A director who resigns may deliver a statement of his resignation pursuant to Section 16- l0a-1608 of the Utah Revised Business Corporation to the Division for filing. (16-10a-807)

Section 3,10     Removal of Directors
The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that the meeting is for the purpose of such removal. The removal may only be with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal. If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against the removal of the director. (16-10a-808)

Section 3,11     Board of Director Vacancies;

         (a) Vacancies Unless the Articles of incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

                  (1)      The shareholders my fill the vacancy;

                  (2)      the Board of Directors may fill the vacancy; or

                  (3) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. (16-10a-810(l))

     (b) Rights of Voting Groups Unless the Articles of Incorporation provide otherwise, if the vacant office was held by a director elected by a voting group of shareholders:

                  (1) If one or more directors were elected by the same voting group, only they are entitled to vote to fill the vacancy if it is filled by the directors; and

                  (2) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. (16-10a-810(2))

     (c) Election of Director Prior to Vacancy A vacancy that will occur at a specific later date, because of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.
(16-10a-810(3))

     (d) Effect of Expiration of Terms If a director's term expires, the director shall continue to serve until the director's successor is elected and qualified or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy at the next shareholders' meeting at which directors are elected. (16-10a-805(5))

Section 3,12     Directors Compensation
Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each director shall be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both, or other compensation as may be determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

Section 3,13     Director Committees
Committees  of the Board of Directors  may be  established  in  accordance  with
Article 4 of these Bylaws.

Section 3,14     Directors Rights to Inspect Corporate Records

     (a) Absolute Inspection Rights If a director gives the Corporation written notice of the director's demand at least five business days before the date on which the director wishes to inspect and copy, the director (or the director's agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

                  (1) The Corporation's Articles of Incorporation currently in effect;

                  (2)      the Corporation's Bylaws currently in effect;

                  (3)      the  minutes  of  all  shareholders"   meetings,  and
                           records of all action taken by shareholders without a meeting, for the past three years.

                  (4) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

                  (5) a list of the names and business addresses of the Corporation's current officers and directors;

                  (6) the Corporation's most recent annual report delivered to the Division; and

                  (7) all financial statements prepared for periods ending during the last three years that a shareholder could request. (16-10a-1601(5) and 16-10a-l602(l))


     (b) Conditional Inspection Rights In addition, if a director gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the director wishes to inspect and copy, the director describes with reasonable particularity the director's purpose and the records the director desires to inspect, and the records are directly connected with the director's purpose, the director (or the director's agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

                  (1)      Excerpts from:

                           (i)Minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors on behalf of the Corporation in place of the Board of Directors;

                           ii)Minutes of any meeting of the shareholders;

                           (iii) records of action taken by the Shareholders without a meeting; and

                           (iv) waivers of notice of any meeting of the shareholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

                  (2)      accounting records of the Corporation; and

                  (3)      the   records  of  the   Corporation's   Shareholders
                           referred to in Section 16-10a-1601(3) of the Utah Revised Business Corporation Act. (16-10a-1602(2))

     (d) Copy Costs The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to the director.

The charge may not exceed the estimated cost of production or reproduction of the records. (16-10a-1603)


               ARTICLE 4 EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section   4,1    Creation of Committees
Unless the Articles of Incorporation provide otherwise, the Board of Directors may create an Executive Committee and such other committees as it may deem appropriate and appoint members of the Board of Directors to serve on such committees. Each committee must have two (2) or more members, one of the members shall be the Chairman of the Board, if there be such an officer, and one shall be the President of the Corporation. (16-10a-825(l))

Section 4,2 Approval of Committees and Members The creation of a committee and appointment of members to it must be approved by the greater of:

         (a) A majority of all the directors in office when the action is taken; or

         (b) the number of directors required by the Articles of Incorporation to take such action, or if not specified in the Articles of Incorporaticn the number required by Section 3,7 of these Bylaws to take action. (16-10a-825(2))

Section 4,3 Required Procedures Section 3,4 through 3,10 of these Bylaws, which govern procedures applicable to the Board of Directors, also apply to committees and their members.
(16-1Oa-825(3))

Section 4,4 Authority Unless limited by the Articles of Incorporation, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. (16-10a-825(4))

Section 4,5 Authority of Executive Committee The Executive Committee shall have, any may exercise all powers of the Board of Directors with respect to the management of the business and affairs of the Corporation during the intervals between the meeting of the Board of Directors. Provided, however, the Executive Committee shall not have the power to fill vacancies on the Board of Directors or to amend these Bylaws.

Section 4,6 Compensation Unless otherwise provided in the Articles of Incorporation, the Board of Directors may provide for the payment of a fixed sum and/or expenses of attendance to any member of a committee for attendance at each meeting of such committee. Provided, however, no such payments shall be made to committee members who are salaried employees of the Corporation.

                               ARTICLE 5 OFFICERS

Section 5,1 Officers The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each, of whom shall be appointed by the Board of Directors. The Board of Directors may appoint, but shall not be required to appoint, a Chairman of the Board and a Chief Executive officer. Such other officers and assistant officers; as may be deemed necessary, including any vice presidents, may he appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation. (16-10a-830)

Section 5,2 Appointment and Term of Office The officers of the Corporation shall be appointed by the Board of Directors for such term as is determined by the Board of Directors. If no term is specified, each officer shall hold office until the officer resigns, dies, is removed in the manner provided in Section 4,3 of these Bylaws, or until the first meeting of the directors held after the next annual meeting of the shareholders. If the appointment of officers shall not be made at such meetings, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor shal1 have been duly appointed. The designation of a specified term does not grant to the officer any contract rights, an the Board of Directors may remove the officer at any time prior to the end of such term.
(16-10a-832)

Section 5,3 Removal of Officers Any officer or agent may be removed by the Board of Directors at any time, with cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights. (16-10a-832)

Section 5,4 The Chairman of the Board The Chairman of the Board, if there be such an officer, shall have the following powers and duties;

     (a) To preside at all meetings of the shareholders of the Corporation;

         (b)      to preside at all meetings of the Board of Directors;

         (c) to be a member of the Executive Committee, if any, (16-10a-831)

Section 5,5 Chief Executive Officer The Chief Executive Officer, if there be such an officer, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general, shall supervise and control all of the business and affairs of the Corporation. If no Chairman of the Board has been appointed, or in his absence, the Chief Executive Officer shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer may sign, with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts, or other instruments, expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. (16-10a-831)

Section 5,6 President The president shall be an executive officer of the Corporation, and, if there be no Chief Executive Officer, shall be the principal executive officer of the Corporation and, subject to the Control of the Board of Directors, in general, shall supervise and control all of the business and affairs of the Corporation. In the absence of the chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive officer, the president shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The president may sign, with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. (16-10a-831)

Section 5,7 Vice Presidents In the absence of the president or in the event of his death, inability, or refusal to act, the vice president (or in the event there by more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. If there is no vice president, then the treasurer shall perform such duties of the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. (16-10a-831)

Section 5,8                Secretary         The secretary shall:

         (a) Keep the minutes of the proceedings from the shareholders and of the Board of Directors and the other records and information of the Corporation required to be kept, in one or more books provided for that purpose;

         (b) see that all the notices are duly given in accordance with the provisions of these bylaws or as required by law;

         (c) be custodian of the corporate records and of any seal of the Corporation

         (d) when requested or required, authenticate any records of the Corporation;

         (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

         (f) sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

         (g) have general charge of the stock transfer books of the Corporation; and

         (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. (16-10a-830 and 16-10a-831)

Section 5,9     Treasurer       The treasurer shall:

         (a) Have charge and custody of and be responsible for all funds and securities of the Corporation;

         (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and

         (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. (16-10a-831)

If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 5,10 Assistant Secretaries and Assistant Treasurers The assistant secretaries, when authorized by the Board of Directors, may sign, with the president or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurer shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors. (16-10a-831)

Section 5,11 Salaries The salaries of the officers shall be fixed from time to time by the Board of Directors.


                     ARTICLE 6 INDEMNIFICATION OF DIRECTORS,
                   OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENT

Section 6,1 Indemnification of Directors Un1ess otherwise provided in the Articles of Incorporation, the Corporation shall indemnify and individual made a party to a proceeding because the individual is or was a director of the Corporation against liability incurred in the proceeding. Provided, however, the Corporation shall only indemnify an individual if it has authorized indemnification in accordance with Section 16-10a-906(4) of the Utah Revised Business Corporation Act and determination has been made in accordance with the procedures set forth in Section 16-10a-906(2) of the Utah Revised Business Corporation Act that indemnification is in accordance with the following requirements:

     (a) Standard of Conduct     The Corporation shall determine
that:

                  (1)      The individuals conduct was in food faith;

                  (2) the individual reasonably believed that his or her conduct was in, or not opposed to, the Corporation's best interests; and

                  (3)      in  the  case  of  any   criminal   proceeding,   the
                           individual had no reasonable cause to believe that his or her conduct was unlawful. (16-10a-902(l))

     (b) No Indemnification in Certain Circumstances The Corporation shall not indemnify an individual under this Section 6,1:

                  (1) In connection with a proceeding by or in the right of the Corporation in which the individual was adjudged liable to the Corporation; or

                  (2) in connection with any other proceeding charging that the individual derived an improper personal benefit, whether or not involving action in the individual's official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.
                           (16-10a-902(4))

     (c) Indemnification in Derivative Actions Limited
Indemnification permitted under this Section 6,1 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding. (16-10a-902(5))

Section 6,2 Advance of Expenses for Directors If,in accordance with the procedures of Section 16-10a-906(2) of the Utah Revised Business Corporation Act, a determination is made that the individual has met the requirements set forth in Subsections (a), (b) and (c) below, and if, in accordance with the procedures and standards set forth in Section 16-10a-906(4) of the Utah Revised Business Corporation Act, an authorization of payment is made, then, unless otherwise provided in the Articles of Incorporation, the Corporation may pay for or reimburse, in advance of final disposition of the proceeding, the reasonable expenses incurred by an individual who is a party to a proceeding because he or she is or was a director of the Corporation.

     (a) Written Affirmation The individual shall furnish to the Corporation a written affirmation of the individuals good faith belief that the individual has met the standard of conduct described in Section 6,1 of these bylaws.

     (b) Written Undertaking The individual shall furnish to the Corporation a written undertaking, executed personally or on the individuals behalf, to repay the advance if it is ultimately determined that, the individual did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment).

     (c) Factual Determination A determination is made that the facts then known to those making the determination would not preclude indemnification under
Section 6,l of these Bylaws or part 9 of the Utah Revised Business Corporation Act. (16-10a-904)

Section 6,3 Indemnification of Officers, Employees, Fiduciaries, And Agents.

         Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify and advance expenses to any individual made a party to a proceeding because the individual is or was an officer, employee, fiduciary, or agent of the Corporation to the same extent as to an individual made a party to a proceeding because the individual is or was a director of the Corporation, or to a greater extent, if not inconsistent with public polity, if provided for general or specific action of the Board of Directors. (16-10a-907)

Section 6,4 Insurance The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent, of the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation of other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a, director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under Sections 16-1Oa-902, 16-10a-903, or 16-10a-907 of the Utah Revised Business Corporation Act. Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of the State of Utah or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise. (16-10-908)


             ARTICLE 7 EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                         AND DEPOSIT OF CORPORATE FUNDS

Section 7,1 Execution of Instruments Subject to any limitation contained in the Articles of Incorporation or in these Bylaws, the Chief Executive Officer, President or any Vice President may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors. The Board of Directors may, subject to any limitation contained in the Articles of Incorporation or in these Bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 7,2 Loans No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

Section 7.3 Deposits All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 7,4 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent to agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposits to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

Section  7,5  Bonds  and  Debentures       Every bond or debenture issued by the
corporation shall be evidenced by an appropriate instrument which shall be signed by the Chief Executive Officer, President, or a Vice President and by the Secretary. There such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 7,6 Sale, Transfer, etc, of Securities
Sales, transfers, endorsements, and assignments of shares of stocks, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the Chief Executive Officer, President, any Vice President, or by any officer or agent, thereunto authorized by the Board of Directors.

Section 7 ,7 Proxies Proxies to vote with respect to shares of stock of other corporations used by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the Chief Executive
Officer, President, and Vice President, or by any officer or agent thereunto authorized by the Board of Directors.

                        ARTICLE 8 CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

Section 8,1      Certificates for Shares

     (a) Content Certificates representing shares of the Corporation shall, at a minimum, state on their face the name of the Corporation and that the Corporation is organized under the laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as is determined by, the Board of Directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. Each certificate for shares shall be consecutively numbered or otherwise identified. The certificates may contain any other information the Corporation considers necessary or appropriate. (16-10a-625)

     (b) Legend as to Class or Series If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its from or back that the Corporation will furnish the shareholder this information on request in writing and without charge. (16-10a-625)

     (c) Shareholder List The name and address of the person to whom the shares represented are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

     (d) Transferring Shares All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 8,2    Shares without Certificates

(a) Issuing Shares Without Certificates Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The authorization does shares already represented by certificates until they are surrendered to the Corporation.

     (b) Information Statement Required Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing, at a minimum, the name of the Corporation and that it is organized under the laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, of the issued shares. If the Corporation is authorized to issued different classes of shares or different series within a class, the written statement shall describe the designations, preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series. (16-10a-626)

Section 8,3 Registration of Transfer of Shares Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 8,4 Registrations on Transfer of Shares Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to hie the owner Thereof for all purposes.

Section 8,4 Restrictions on Transfer of Shares Permitted The Board of Directors or the shareholders may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares) A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

     (a) A restriction on the transfer or registration of transfer of shares may be authorized:

                  (1) To maintain the Corporation's status when it is dependent on the number or identity of its shareholders;

                  (2) to preserve entitlement, benefits, or exemptions under federal, state, or local laws; and

                  (3)      for any other reasonable purpose

     (b) A restriction on the transfer or registration of transfer of shares may:

                  (1) Obligate the shareholder first to offer the Corporation or other persons, separately, consecutively, or simultaneously, an opportunity to acquire the restricted shares;

                  (2)      obligate   the    Corporation   or   other   persons,
                           separately,   consecutively,  or  simultaneously,  to
                           acquire the restricted shares;

                  (3) require, as a condition to a transfer or registration, that any one or more persons, including the Corporation or any of its shareholders, approve the transfer or registration is not manifestly unreasonable; or

                  (4) prohibit the transfer or the registration of transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 8,4 and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement required by Section 6,2 of these Bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction. (16-10a-627)

Section 8,5 Acquisition of Shares The Corporation may acquire its own shares, and unless, otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

     If the Articles of Incorporation prohibit the reissuance acquired shares, the number of authorized shares shall be reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment shall be adopted by the shareholders or the Board of Directors without shareholder action. Appropriate Articles of Amendment must be delivered to the Division and must set forth:

         (a)       The name of the Corporation;

         (b) the reduction in the number of authorized shares, itemized by class and series;

         (c) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

         (d) a statement that the amendment was adopted by the Board of Directors without shareholder action and that shareholder action was not required if such be the case. (16-10a-631)


                             ARTICLE 9 DISTRIBUTIONS

Section 9,1 Distributions The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the Articles of Incorporation.


                           ARTICLE 10 -CORPORATE SEAL

Section 10,1 Corporate Seal The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Utah as the state of incorporation, and the words "Corporate Seal."

                             ARTICLE 11 FISCAL YEAR

Section ll,l Fiscal Year The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


                              ARTICLE 12 AMENDMENTS

Section 12,1 Amendments The Corporation's Board of Directors may amend these Bylaws, except to the extent that the Articles of Incorporation, these Bylaws, or the Utah Revised Business Corporation Act reserve this power exclusively to the shareholder in whole or part.

If authorized by the Articles of Incorporation, the shareholders may adopt, amend, or repeal a Bylaw that fixes a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the Utah Revised Business Corporation Act. Any such action shall, comply with the provisions of the Utah Revised Business Corporation Act.

The Corporation's shareholders may amend or repeal the Corporation's Bylaws even though the Bylaws may also be amended or repealed by the Corporation's Board of Directors. (16-10a-1020 to 16-1Oa-1022)


ADOPTED this _____day of _______________________, 1999



-------------------------------------------------------------------------------

                                    AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                           CARBON FIBER PRODUCTS, Inc.
                (changed herein to "CYNTECH TECHNOLOGIES, INC.")

     In accordance with Section 16-10a-l003, et.seq. of the Utah Business Act, as amended. Carbon Fiber Products. Inc. (the "corporation"), a Utah corporation, does hereby adopt the following amendments (the- "Amenidments") to the Articles of incorporation.

         1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article I inits entirety and inserting the following in lieu thereof:

                                    ARTICLE I

                                      NAME

         The name of the Corporation hereby created shall be:

                           CYNTECH TECHNOLOGIES, INC.

         2. Except as specifically provided herein, the provisions of the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

         3. By execution of these Articles of Amendment to the Articles of Incorporation, the President and Secretary of the Corporation do hereby certify that the foregoing Amendment to the Articles of Incorporation was adopted as an Amendment to the Articles of Incorporation of the Corporation by the shareholders of said Corporation at a special meeting of the shareholders of the Corporation held on December 22, 1998. As of December 4, 1998, the record date for such meeting, there was a total of 32,387,153 shares of the Corporation's common stock issued and outstanding of which 26,615,037 shares voted for the adoption of the foregoing Amendment to the Articles of Incorporation, and 5,000 shares were voted against the Amendment.

IN WITNESS WHEREOF, the foregoing Articles of Amendment to the Articles of Incorporation of Carbon Fiber Products, Inc. have been executed this day _22_day of December, 1998.


                           CARBON FIBER PRODUCTS, INC.

Attest:


_____/s/ Charles R. Tovey___________       By:_______/s/ R. Frank Meyers_______
Charles R. Tovey, Interim Secretary                R. Frank Meyer, President

STATE OF UTAH              )
                           :ss
COUNTY OF WEBER            )

On this ___22_____ day of December, 1998, personally appeared before me R. Frank Meyer and Charles R. Tovey, who being by me duly sworn did say that they are the president and secretary, respectively, of Carbon Fiber Products, Inc., and that they are the persons who executed the foregoing Articles of Amendment to the Articles of Incorporation for and on behalf of Carbon Fiber Proucts,Inc.,and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL



                                                   ____/s/ Lamae Hunwick____
                                                        NOTARY PUBLIC